UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Federal Highway, Suite 2700

Hallandale Beach, FL 33009

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On April 29, 2026, MARA USA Corporation, a Delaware corporation (“Buyer”) and a subsidiary of MARA Holdings, Inc., a Nevada corporation (the “Company”), and (solely for the purposes of Articles V, IX, and X thereof) the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Ohio River Partners Holdco LLC, a Delaware limited liability company (“ORPH”), Ohio River Partners Finance LLC, a Delaware limited liability company (“ORPF” and, together with ORPH, the “Sellers,” and each, a “Seller”), and (solely for the purposes of Articles V, IX and X, and Sections 2.5, 6.10, 6.16 and 6.20) FTAI Infrastructure Inc., a Delaware corporation (“FIP”), pursuant to which Buyer will acquire 100% of the issued and outstanding limited liability company membership interests in Long Ridge Energy & Power LLC, a Delaware limited liability company (“Long Ridge”), from the Sellers for a base purchase price of approximately $1.5 billion, subject to customary purchase price adjustments, after which Long Ridge will become an indirect wholly owned subsidiary of the Company (the “Transaction”).

Long Ridge’s assets include a 485 MW nameplate capacity (expected to increase to 505 MW nameplate capacity in H2 2026) combined-cycle gas turbine power plant located in Hannibal, Ohio, and over 1,600 contiguous acres of industrially permitted land with access to water and fiber infrastructure. The Company currently operates a data center co-located at the Long Ridge site through its Hannibal, Ohio campus.

The Purchase Agreement contains customary representations and warranties made by the parties, customary covenants and agreements and customary post-closing obligations of Sellers and Buyer, certain of which have been guaranteed by the Company. Pursuant to the Purchase Agreement, the Sellers have agreed (i) to cooperate with Buyer and the Company in procuring debt financing to be used, along with other proceeds, to finance the Transaction; (ii) to obtain any consents or amendments necessary to permit the consummation of the Transaction under the change of control provisions of certain contracts with material counterparties; and (iii) to cooperate with Buyer and the Company in conducting one or more offers to purchase, including, if necessary, a change of control offer, and/or consent solicitations to waive the change of control offer requirement under the indenture governing the Long Ridge Energy LLC’s 8.750% Senior Secured Notes due 2032 (the “Notes”). The parties have also agreed to (1) use their reasonable best efforts to, as promptly as practicable following the execution of the Purchase Agreement, negotiate and finalize in good faith certain specified agreements with respect to the sale and operation of a portion of the railroad-related assets held by East Ohio Valley Railway, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of FIP (the “Railroad Agreements”) and (2) cause the closing of the transactions contemplated by the Railroad Agreements to occur on or substantially concurrent with the closing of the Transaction.

The closing of the Transaction is subject to customary closing conditions, including the accuracy of each party’s representations and warranties, and each party’s compliance with or waiver of its covenants and agreements contained in the Purchase Agreement (in each case, subject to certain materiality and other exceptions). Buyer’s obligations at the closing of the Transaction are subject to, among other customary conditions, the receipt of amendments or waivers under certain of the Sellers’ or their subsidiaries’ existing agreements. Buyer or Seller may terminate the Purchase Agreement at any time after November 30, 2026 (or June 30, 2027 if certain regulatory conditions are not satisfied) if the Transaction has not been consummated for any reason other than such party’s failure to comply with any covenant of such party in the Purchase Agreement. Under certain circumstances, Buyer will be required to pay Sellers a termination fee of $75.0 million.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The representations, warranties and covenants contained in the Purchase Agreement described above were made only for purposes of such agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with, and concurrently with the entry into, the Purchase Agreement, the Company entered into a commitment letter with Barclays Bank PLC (“Barclays”), pursuant to which Barclays committed, subject to satisfaction of customary conditions, to provide a 364-day senior secured bridge term loan facility to the Company in an aggregate principal amount of up to $785,000,000.

In connection with entering into the Purchase Agreement, the Company and Buyer have also entered into a letter agreement with FIP and Sellers, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, FIP and Sellers have agreed to indemnify the Company, its affiliates and certain of its and their representatives against certain losses incurred by such persons arising out of or relating to certain regulatory, legal and maintenance matters.

ITEM 7.01 Regulation FD Disclosure

Press Release

On April 30, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are forward-looking statements. The words “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” “target” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, statements related to the parties’ ability to consummate the Transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third-party approvals, or the satisfaction of other closing conditions to consummate the Transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the Transaction; the Company’s planned development of digital infrastructure projects, including the Hannibal, Ohio campus; the expected capacity, scalability and performance of those facilities; the anticipated ability to shift between hyperscale and AI workloads and Bitcoin mining at those facilities; the Company’s ability to finance the Transaction on acceptable terms, or at all; the anticipated benefits of the proposed Transaction to the Company, including the Company’s expansion into high-performance computing; the Company’s ability to advance and execute its digital energy infrastructure strategy; the expected earnings and cash flows from the Long Ridge Facility and the expected accretive impact of the Transaction to the Company’s profitability metrics. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, the risk that the

Transaction disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business, the effect of the announcement of the Transaction on the ability of the Company to retain and hire key personnel and maintain relationships with others with whom it does business, the effect of the announcement of the Transaction on the Company’s operating results and business generally and the other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the U.S. SEC and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1†	Equity Purchase Agreement, dated April 29, 2026, by and among the Sellers, the Buyer, (solely for the purposes of Articles V, IX and X) the Company and (solely for the purposes of Articles V, IX and X and Sections 2.5, 6.10, 6.16 and 6.20) FIP.

99.1	Press Release, dated April 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Company agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request. Certain portions of this exhibit are omitted pursuant to Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026	MARA HOLDINGS, INC.

	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel and Corporate Secretary